CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
To Herman Miller, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated June 25, 2001, included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File Numbers 33-5810, 33-43234, 33-45812, 2-84202,  33-04369, 333-04367, 333-04365 and 333-42506, and Form S-3 Registration File Numbers 333-86027 and
333-36442.

/s/ Arthur Andersen LLP

Grand Rapids, Michigan August 20, 2001

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